CONFIDENTIAL TREATMENT REQUESTED
PURSUANT TO 17 C.F.R. §§ 200.80(b)4, AND
240.24b-2

EXHIBIT 10.73

RESEARCH AGREEMENT

        THIS RESEARCH AGREEMENT (this "Agreement"), dated as of October 22, 2007 (the "Effective Date"), is entered into by and between Isis Pharmaceuticals, Inc., a Delaware corporation ("Isis"), and CHDI, Inc., a New Jersey corporation (the "Foundation"). Isis and the Foundation will hereinafter be referred to individually as a "Party" and collectively as the "Parties".

        The Foundation supports basic, applied and clinical research aimed at finding diagnoses, treatments, cures and preventions of Huntington Disease.

        Isis is an RNA-based drug discovery and development company.

        The Foundation and Isis desire to collaborate in the conduct of certain research and development activities related to Huntington Disease.

        In consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Definitions

1.
Definitions.    For the purposes of this Agreement, the following terms have the meanings set forth below:

(a)
"ASO" means an oligonucleotide compound, or analog thereof, having a sequence that is at least 6 bases long and that modulates expression of a gene target via the binding of such compound to a mRNA or pre-mRNA of such gene target.

(b)
"Bankruptcy Event" means the (i) making of a general assignment for the benefit of creditors by an entity; (ii) filing of any petition by an entity or the commencement of any proceeding voluntarily by an entity for any relief under any bankruptcy or insolvency laws or any law relating to the relief of debtors; (iii) consent by an entity to the entry of an order in an involuntary bankruptcy or insolvency case; (iv) entry of an order or decree for relief against an entity by a court of competent jurisdiction in an involuntary case under any bankruptcy or insolvency laws or any law relating to the relief of debtors, which order or decree is unstayed and in effect for a period of ninety (90) consecutive days; (v) appointment, with or without the consent of an entity, of any receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of an entity or any substantial part of its property; or (vi) admission by an entity in writing of its inability to pay its debts generally as they become due.

(c)
"Confidential Information" means (i) the terms and conditions of this Agreement and (ii) all information (A) provided by one Party (the "Disclosing Party") to another Party (the "Receiving Party") that is clearly marked or identified as "Confidential" by the Disclosing Party at the time of disclosure or (B) specifically deemed to be "Confidential Information" pursuant to Section 12(c)(i) of this Agreement. If such transmittal occurs orally, the Disclosing Party will promptly reduce such transmittal to writing, mark and identify it as confidential, and provide such record to the Receiving Party. Specifically excepted from Confidential Information is all information that: (1) was previously known by the Receiving Party other than by reason of disclosure by the Disclosing Party; (2) is publicly disclosed either prior to or subsequent to the Receiving Party's receipt of such information except by breach of this Agreement; (3) is rightfully received by the Receiving Party from a third party without an obligation of confidence to the Disclosing Party; or (4) is independently developed by the Receiving Party without use or reliance upon Confidential Information provided by the Disclosing Party.

  (d)
  "Control" or "Controlled" means possession by Isis of the ability to grant a license or sublicense hereunder to an item of Isis Background Intellectual Property without violating the terms of any agreement between Isis and a third party.

  (e)
  "Foundation Background Intellectual Property" means (i) all Intellectual Property (including Intellectual Property relating to any Foundation Provided Materials) (A) owned or licensed by the Foundation as of the Effective Date or (B) acquired or licensed by the Foundation from a third party (but excluding Isis) after the Effective Date; (ii) all Intellectual Property conceived, discovered, invented, made or first reduced to practice by, or on behalf of, the Foundation after the Effective Date (other than in the course of Isis' conduct of the Project); and (iii) all improvements, variations, modifications or enhancements of the Intellectual Property described in (i) and (ii) above conceived, discovered, invented, made or first reduced to practice by, or on behalf of, the Foundation after the Effective Date (including any such improvements, variations, modifications or enhancements conceived, discovered, invented, made or first reduced to practice by, or on behalf of, Isis in the course of Isis' conduct of the Project).

  (f)
  "Foundation Collaborators" means those third parties to whom the Foundation grants the right to use all or part of the Project Deliverables, Project Intellectual Property or Project Results for HD Research and Development, including any entity collaborating with the Foundation in the conduct of HD Research and Development and/or fee for service laboratories providing services to the Foundation in the furtherance of the Foundation's conduct of HD Research and Development.

  (g)
  "Foundation Provided Materials" means the physical samples of cell lines, compounds, reagents and other materials, in each case as specified in the Project Description (i) to be provided to Isis by, or on behalf of, the Foundation or (ii) acquired by Isis from a third party at the express direction of the Foundation and for which the Foundation reimburses Isis in accordance with Section 5(a)(ii) of this Agreement, in each case to enable Isis to conduct the Project.

  (h)
  "Foundation Provided Material Information" means all information relating to a Foundation Provided Material that is provided to Isis by, or on behalf of, the Foundation.

  (i)
  "HD Field of Use" means any activity useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington Disease.

  (j)
  "HD Research and Development" means any activity useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington Disease other than (i) the manufacture or distribution of any such product or service for sale or (ii) the sale of any such product or service. For the avoidance of doubt, HD Research and Development will not include any right to (A) manufacture or distribute any such product or service for sale or (B) sell any such product or service.

  (k)
  "High Q Research Group" means the community of investigators and organizations funded by the Foundation and its affiliates whose objective is to find diagnoses, treatments, cures and preventions of Huntington Disease.

  (l)
  "Huntington" means the human gene known as IT15 or HD (GenBank accession #NM_002111.5), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

  (m)
  "Huntington Disease" means the hereditary disorder caused by mutation associated with trinucleotide repeat expansion in the Huntington gene on chromosome 4p.

  (n)
  "Intellectual Property" means any discovery, invention, formulation, know-how, trade secret, method, technological development, enhancement, modification, improvement, work of authorship, computer software (including, but not limited to, source code and executable code) and documentation thereof, data or collection of data, whether patentable or not, or susceptible to copyright or any other form of legal protection.

  (o)
  "Isis Background Intellectual Property" means (i) all Intellectual Property (excluding any Pre-Project Compound Intellectual Property) (A) owned or licensed by Isis as of the Effective Date or (B) acquired or licensed by Isis from a third party (other than the Foundation) after the Effective Date; (ii) all Intellectual Property conceived, discovered, invented, made or first reduced to practice by, or on behalf of, Isis on or after the Effective Date other than in the course of Isis' conduct of the Project; and (iii) all improvements, variations, modifications or enhancements of the Intellectual Property described in (i) and (ii) above conceived, discovered, invented, made or first reduced to practice by, or on behalf of, Isis after the Effective Date (including any such improvements, variations, modifications or enhancements conceived, discovered, invented, made or first reduced to practice by, or on behalf of, Isis in the course of Isis' conduct of the Project).

  (p)
  "Isis Provided Materials" means any mice and the physical samples of compounds, reagents, cell lines and other materials acquired by Isis from a third party to enable Isis to conduct the Project.

  (q)
  "Isis Provided Reimbursable Materials" means those Isis Provided Materials specified in the Project Description for which the Foundation will reimburse Isis in accordance with Section 5(a)(ii) of this Agreement.

  (r)
  "MOE Gapmer" means a single-stranded ASO of less than 25 nucleotides comprising a region of at least 6 unsubstituted 2' deoxy nucleotides with the remaining nucleotides having a 2'-O-(methoxyethyl) substitution at the 2' position.

  (s)
  "Patent Expenses" means all out-of-pocket costs and expenses (including attorneys' fees and government filing fees) incurred in connection with the preparation, filing, prosecuting and maintenance of the filings to protect the Parties' rights in any Project HD Intellectual Property.

  (t)
  "Patentable Project HD Intellectual Property" means any Project HD Intellectual Property which is or may be patentable or otherwise protectable under Title 35 U.S.C. and corresponding legislation in other jurisdictions.

  (u)
  "Phase" means a distinct stage of the Project encompassing definitive scientific research and/or development activities as set forth in the Project Description.

  (v)
  "Pre-Project Compound" means any MOE Gapmer identified by Isis prior to the Effective Date in the course of Isis' conduct of research activities pursuant to that certain Research Agreement, dated as of August 1, 2006, entered into between Isis and the Foundation which is used in Isis' conduct of the Project.

  (w)
  "Pre-Project Compound Intellectual Property" means any Intellectual Property in or relating to a Pre-Project Compound.

  (x)
  "Project" means the program of scientific research and development of one or more Project Compounds, to be conducted by Isis as described in the Project Description.

  (y)
  "Project Compound" means any (i) Pre-Project Compound or (ii) MOE Gapmer that is identified by Isis in the course of Isis' conduct of the Project, including any Project Human Compound. For the avoidance of doubt, Pre-Project Compounds will be Project Compounds for all purposes under this Agreement.

  (z)
  "Project Deliverable" means (i) those Project Reports (as defined in Section 4(e) of this Agreement) and other items set forth in the Project Description which are to be delivered by Isis to the Foundation in connection with the conduct of the Project by Isis and (ii) those Project Compounds delivered by Isis to the Foundation pursuant to a Project Compound Request Notice under Section 2(d) of this Agreement.

  (aa)
  "Project Description" means the written document attached to this Agreement as Appendix A describing the activities to be undertaken by Isis to conduct and complete the Project.

  (bb)
  "Project HD Intellectual Property" means any Project Intellectual Property that (i) claims the use of a Project Compound for the treatment of Huntington Disease or (ii) is useful for the creation, development, manufacture or distribution of a product or service for the diagnosis, treatment, cure or prevention of Huntington Disease.

  (cc)
  "Project Human Compound" means any Project Compound that modulates the expression of Huntington and acts predominantly by hybridizing to mRNA or pre-mRNA in humans.

  (dd)
  Project Intellectual Property" means any (i) Pre-Project Compound Intellectual Property and (ii) Intellectual Property conceived, discovered, invented, made or first reduced to practice in the course of Isis' conduct of the Project other than any such Intellectual Property that constitutes Isis Background Intellectual Property or Foundation Background Intellectual Property.

  (ee)
  Project Non-HD Intellectual Property" means any Project Intellectual Property that does not constitute Project HD Intellectual Property.

  (ff)
  "Project Non-Human Compound" means any Project Compound that does not constitute a Project Human Compound.

  (gg)
  "Project Results" means any data, formulae, methods, outcomes, protocols or other results produced in the course of Isis' conduct of the Project (including any animal models, cell lines, compounds, Project Compounds, reagents or other materials).

  (hh)
  "Third Party Results" means any data, formulae, methods, outcomes, protocols or other results (i) produced in the course of research conducted by members of the High Q Research Group (other than Isis) and (ii) funded by the Foundation or one of its affiliates.

  (ii)
  "Research and Development" means any activity useful for the creation, development, manufacture or distribution of a product or service other than (i) the manufacture or distribution of any such product or service for sale or (ii) the sale of any such product or service. For the avoidance of doubt, Research and Development will not include any right to (A) manufacture or distribute any such product or service for sale, or (B) sell any such product or service.

  (jj)
  "Specialized Third Party Licenses and Services" means those specialized (i) third party licenses which are necessary for Isis to possess and use a unique reagent, cell line, compound or other material to conduct the Project as agreed upon by the Steering Committee (as defined in Section 4(a)(ii) of this Agreement) or (ii) specialized services to be performed by a third party which are necessary to enable Isis conduct the Project as agreed upon by the Steering Committee.

Project

2.
Experimental Nature of the Project; Conduct of the Project; Certain Notifications Relating to the Research Project; Limited Right to Subcontract; Authority to Conduct each Phase of the Project; Election by the Foundation to Discontinue Funding of the Research Project.

(a)
Experimental Nature of the Project.    The Foundation acknowledges that the Project is of an experimental and developmental nature, and accordingly, while Isis agrees to use its commercially reasonable efforts to complete the Phases of the Project authorized by the Foundation, Isis makes no representations or warranties that any particular or specific results or outcomes will be achieved or that the Project will be completed within the time frame specified in the Project Description, or at all.

(b)
Conduct of the Project; Certain Notifications Relating to the Research Project; Limited Right to Subcontract.

(i)
Conduct of the Project.    Isis will devote such resources (including all necessary personnel, equipment, tools, Isis Provided Materials and supplies) and effort as is commercially reasonable to (i) conduct the Project in accordance with (A) this Agreement and (B) the Project Description and (ii) complete the Phases of the Project authorized by the Foundation within the time frames specified in the Project Description.

(ii)
Certain Notifications Relating to the Research Project.    If at any time (A) Isis makes a good faith determination that (1) the Project cannot be conducted substantially in accordance with (x) this Agreement and (y) the Project Description; (2) the Project cannot be completed within the time frames or budget set forth in the Project Description; or (3) the continued conduct of the Project in accordance with (x) this Agreement and (y) the Project Description is unlikely to yield scientifically valid or useful results or (B) the representations and warranties of Isis set forth in Section 14(b)(i) or Section 14(b)(ii) of this Agreement are not true and correct as of any date following the Effective Date (specifically including any instances during the course of the Project where Isis and the Foundation desire to pursue Project HD Intellectual Property and/or Project Compound(s) that are known or believed to require the practice or use of third party Intellectual Property which Isis does not have a license to practice or use, in which case the Foundation and Isis will meet and confer to determine the appropriate course of action), Isis will promptly give notice (a "Change of Circumstances Notice") to the Foundation.

(iii)
Limited Right to Subcontract.    Isis may subcontract the research activities set forth in Appendix B-1 to be conducted as part of the Project (any such research activities hereinafter referred to as the "Subcontracted Research Activities") to such third-party subcontractors agreed upon by the Steering Committee to perform such Subcontracted Research Activities (each such third party hereinafter referred to as a "Subcontractor"). Isis hereby agrees that (1) each Subcontractor will agree in writing to conduct such activities in accordance with, and subject to, the terms and conditions of a subcontract (each such subcontract hereinafter referred to as a "Subcontract Agreement") approved in writing by the Foundation, (2) Isis shall not amend a Subcontract Agreement without the prior written consent of the Foundation, (3) Isis will endeavor to cause each Subcontractor to conduct such activities in accordance with, and subject to, the terms and conditions of this Agreement and the applicable Subcontract Agreement and (4) Isis will be solely responsible for ensuring the proper performance of any such activity conducted by each Subcontractor as if such activity were conducted by Isis.

  (c)
  Authority to Conduct each Phase of the Project; Election by the Foundation to Discontinue Funding of the Project.

  (i)
  Authority to Conduct each Phase of the Project.    Isis will not proceed to conduct Phase 2 of the Project under this Agreement without the prior written consent of the Foundation. The Parties hereby acknowledge and agree that the execution and delivery of this Agreement by the Foundation will constitute the written consent of the Foundation for Isis to conduct only Phase 1 of the Project.

  (ii)
  Election by the Foundation to Discontinue Funding of the Project.    Within 30 days following the meeting of the Steering Committee held following delivery by Isis of the [***] of this Agreement) relating to the [***], the Foundation will have the right to elect to not provide funding for the conduct of subsequent Phases of the Project by giving written notice (a "Funding Discontinuation Notice") to Isis to such effect.

  (d)
  Project Compound Request Notice; Supply of Project Compounds by Isis.    Following the completion of the [***] of the Project, the Foundation will have the right, from time to time until [***] (the "Request Period"), to request that Isis supply the Foundation with Project Compounds for the sole purpose of enabling the Foundation to have the Foundation Collaborators conduct HD Research and Development by providing written notice to Isis to such effect (each, a "Project Compound Request Notice"). Each Project Compound Request Notice will specify the Project Compound and required amount thereof to be provided by Isis. Upon the receipt of a Project Compound Request Notice during the Request Period, Isis will use reasonable commercial efforts to (A) manufacture each Project Compound in accordance with the standards and specifications developed for such Project Compound during the course of the conduct of the Project and (B) supply the Foundation with the Project Compounds requested in such Project Compound Request Notice within a reasonable period of time. The Foundation will pay Isis a fee of $[***] per [***] (or portion thereof) per Project Compound requested by the Foundation, with a minimum order quantity per Project Compound of [***]. For the avoidance of doubt, Project Compounds supplied by Isis under this Section 2(d) will not be used by the Foundation or any Foundation Collaborator in humans, and until such time as the Parties enter into a written clinical use and supply agreement the Foundation and the Foundation Collaborators will in no event use a Project Compound in humans.

3.
Foundation Provided Materials; Reimbursement for Isis Provided Reimbursable Materials; Retention of Isis Provided Reimbursable Materials; Reimbursement for Specialized Third Party Licenses and Services.

(a)
Foundation Provided Materials.

(i)
Obligation to Provide Foundation Provided Materials and Foundation Provided Material Information.    The Foundation will be responsible for all aspects of acquiring and providing to Isis sufficient amounts of the Foundation Provided Materials together with the Foundation Provided Material Information related thereto as is specified in the Project Description. The Foundation hereby represents and warrants that the Foundation will have the right to transfer, or cause to be transferred, to Isis for the purposes of the conduct of the Project all such Foundation Provided Materials and Foundation Provided Material Information. The Foundation hereby further represents and warrants that all such Foundation Provided Materials and Foundation Provided Material Information provided to Isis by, or at the direction of, the Foundation will be provided to Isis in compliance with all applicable federal, state, local and international laws, rules, regulations, orders and guidelines.

    (ii)
    Use and Ownership of Foundation Provided Material Information and Foundation Provided Materials.    The Foundation Provided Material Information and the Foundation Provided Materials (A) will be used by Isis for the sole purpose of conducting the Project and for no other purpose and (B) will not, without the written consent of the Foundation or as expressly specified in the Project Description, be transferred to any third party. Except to the extent required to enable Isis to conduct the Project, Isis will not, directly or indirectly, reverse engineer, deconstruct or in any way analyze or determine the identity, structure or composition of any Foundation Provided Materials or the properties thereof (chemical, biochemical, physical, biological or other). As between Isis and the Foundation, (1) the Foundation owns the Foundation Provided Material Information and Foundation Provided Materials and (2) Isis will have no ownership or other interest in any Foundation Provided Material Information or Foundation Provided Materials.

    (iii)
    Retention of Foundation Provided Materials.    Isis will retain all unused Foundation Provided Materials for a period (each, a "Foundation Provided Materials Retention Period") of [***] following the completion of the Project. During each Foundation Provided Materials Retention Period, Isis will, at the Foundation's request and expense, ship all or part of the unused Foundation Provided Materials subject to such Foundation Provided Materials Retention Period to the Foundation or to such third party as the Foundation will direct in writing. Upon the expiration of such Foundation Provided Materials Retention Period, Isis will appropriately discard or destroy all such unused Foundation Provided Materials.

  (b)
  Reimbursement for Isis Provided Reimbursable Materials; Retention of Isis Provided Reimbursable Materials.

  (i)
  Reimbursement for Isis Provided Reimbursable Materials.    The Foundation will, in accordance with Section 5(a)(iii) of this Agreement, reimburse Isis for the actual costs incurred by Isis to procure any Isis Provided Reimbursable Materials; provided, however, if (A) the cost to procure any such Isis Provided Reimbursable Material was not expressly specified in the Project Description or (B) the cost to procure any such Isis Provided Reimbursable Material is more than [***] greater than the estimated cost of such Isis Provided Reimbursable Material as specified in the Project Description, Isis will not procure any such Isis Provided Reimbursable Material without the express written consent of the Foundation.

  (ii)
  Retention of Isis Provided Reimbursable Materials.    Isis will retain all unused Isis Provided Reimbursable Materials for a period (each, a "Isis Provided Reimbursable Materials Retention Period") of [***] following the completion of the Project. During each Isis Provided Reimbursable Materials Retention Period, Isis will, at the Foundation's request and expense, ship all or part of the unused Isis Provided Reimbursable Materials subject to such Isis Provided Reimbursable Materials Retention Period to the Foundation or to such third party as the Foundation will direct in writing. Upon the expiration of such Isis Provided Reimbursable Materials Retention Period, Isis will appropriately discard or destroy all such unused Isis Provided Reimbursable Materials.

  (c)
  Reimbursement for Specialized Third Party Licenses and Services.    The Foundation will, in accordance with Section 5(a) (iv) of this Agreement, reimburse Isis for the actual costs incurred by Isis to license or procure any Specialized Third Party Licenses and Services; provided, that (i) the Steering Committee has consented to Isis licensing or procuring such Specialized Third Party Licenses and Services and (ii) the terms and conditions upon which such Specialized Third Party Licenses and Services are to be licensed or procured have been approved in writing by the Foundation.

Project Management

4.
Steering Committee; Project Managers; Limited Authority of the Steering Committee and Project Managers; Project Reports; Recordkeeping.

(a)
Establishment of a Steering Committee; Responsibilities of the Steering Committee.

(i)
Establishment of a Steering Committee.    The Parties will establish within a reasonable period of time following the date hereof a committee (the "Steering Committee") which will comprise four members, two of which members will be designated by each Party. The Steering Committee will establish its own internal operating procedures and meeting schedule (such meetings to be held in person or by video or telephone conference as mutually agreed upon by the Steering Committee); provided, however, the Steering Committee will meet not more than two (2) weeks following delivery by Isis of the Interim Report relating to the completion of a Phase of the Project and otherwise not less than quarterly.

(ii)
Responsibilities of the Steering Committee.    The Steering Committee will, among other things, (A) oversee the coordination, implementation and conduct of the Project; (B) review the status and progress of the Project; (C) determine if changes are needed to the Project; (D) implement any approved changes to the Project; (E) review and discuss the Project Results and such other matters related to this Agreement and the Project as requested by either of the Parties and (F) facilitate on-going communications between the Parties. Any matter which requires a decision by, or the approval of, the Steering Committee under this Agreement will require the affirmative consent of each representative of the Steering Committee. At each meeting of the Steering Committee, one representative will be appointed to record and distribute the minutes of such meeting to be circulated between the Parties within a period of two weeks after the respective meeting.

(b)
Appointment of the Project Managers; Responsibilities of the Project Managers.

(i)
Appointment of the Project Managers.    Promptly following the execution of this Agreement, each Party will appoint a project manager (each, a "Project Manager") to oversee the day-to-day coordination, implementation and conduct of the Project. The Project Managers will meet (by video or telephone conference) on at least a bi-weekly basis. Isis' Project Manager will keep the Foundation's Project Manager fully informed as to the status and progress of the conduct of the Project (including the status of the completion time frame of the Project as compared to the estimated completion time frame specified in the Project Description) and such other matters related to the Project as reasonably requested by the Foundation's Project Manager.

(ii)
Responsibilities of the Project Managers.    The Project Managers will, among other things, (A) oversee the coordination, implementation and conduct of the Project; (B) review the status and progress of the Project; (C) determine if changes are needed to the Project; (D) implement any approved changes to the Project; (E) review and discuss the Project Results and such other matters related to this Agreement and the Project as requested by either of the Parties and (F) facilitate on-going communications between the Parties.

(c)
Limited Authority of the Steering Committee and Project Managers.    For the avoidance of any doubt, neither the Steering Committee nor either Project Manager will have the power or authority to make any amendments to this Agreement including the Project Description.

(d)
Recordkeeping.    Isis will keep complete and accurate records of the conduct of the Project and of all Project Results and Project Deliverables. Such records (including all applicable laboratory notebooks containing data, information or notations relating to the conduct of the Project) will be available at all reasonable times during normal business hours for inspection, examination or copying by or on behalf of the Foundation at the Foundation's expense upon five (5) business days prior notice. Isis will retain all such records, including all raw data, for a period of not less than [***] from the date of termination of this Agreement. During such [***] period, Isis will, at the Foundation's request and expense, ship all or part of such records to the Foundation or to such third party as the Foundation will direct in writing. Notwithstanding the foregoing, Isis may retain copies of all such records to allow Isis to exercise its rights and satisfy any of its obligations under this Agreement.

  (e)
  Project Reports.    Isis will deliver to the Foundation (i) interim project reports (each, an "Interim Project Report") on the conduct of the Project (A) within [***] following the end of each [***] during the Project and (B) within [***] of [***] and (ii) a final project report (the "Final Project Report" and, together with the Interim Project Reports, the "Project Reports") on the conduct of the Project promptly following the [***]. Each Project Report on the Project will provide (A) a summary of the status and progress of the conduct of the Project (including the status of the completion time frame of the Project as compared to the estimated completion time frame specified in the Project Description), (B) material developments and issues in respect of the conduct of the Project, (C) the information expressly required to be included in such Project Report as specified in the Project Description and (D) such other matters related to the Project as reasonably requested by the Foundation's Project Manager.

Payments

5.
Payment Schedule; Isis Provided Reimbursable Materials; Specialized Third Party Licenses and Services; Shipping and Insurance; Payment Remittance.

(a)
Payment Schedule; Isis Provided Reimbursable Materials; Specialized Third Party Licenses and Services; Shipping and Insurance.

(i)
Payment Schedule.    In full consideration of Isis' (A) conduct of the Project and (B) performance of its obligations under this Agreement, the Foundation will make payments to Isis as provided in, and subject to the terms and conditions of, this Agreement. The amount, timing and conditions of each payment to be made by the Foundation to Isis for the conduct of the Project will be set forth in the payment schedule (the "Payment Schedule") attached hereto as Appendix B-2.

(ii)
Reimbursement for Subcontracted Research Activities Costs.    In addition to the payments set forth in the Payment Schedule, the Foundation will, subject to Section 2(b)(iii) of this Agreement, reimburse Isis for the actual costs and expenses billed to Isis by a Subcontractor pursuant to the terms and conditions of the applicable Subcontract Agreement for the conduct of the Subcontracted Research Activities conducted pursuant to such Subcontract Agreement (collectively, the "Subcontracted Research Activities Costs").

(iii)
Isis Provided Reimbursable Materials.    In addition to the payments set forth in the Payment Schedule, the Foundation will, subject to Section 3(b)(i) of this Agreement, reimburse Isis for the actual costs incurred by Isis to procure any Isis Provided Reimbursable Materials.

(iv)
Specialized Third Party Licenses and Services.    In addition to the payments set forth in the Payment Schedule, the Foundation will, subject to Section 3(c) of this Agreement,

      reimburse Isis for the actual costs incurred by Isis in connection with the Specialized Third Party Licenses and Services.

    (v)
    Shipping and Insurance.    In addition to the payments set forth in the Project Description, the Foundation will reimburse Isis for the actual costs (including carriage, customs duties and insurance costs) incurred by Isis in connection with the delivery of the Project Deliverables to the Foundation (or such third party specified by the Foundation).

  (b)
  Payment Remittance.    Subject to the terms and conditions of this Agreement, each payment to be made by the Foundation under this Agreement will be due and payable by the Foundation within [***] of the date of the receipt by the Foundation of the invoice issued by Isis for such payment. Each invoice delivered by Isis under this Agreement shall (i) reference the "RecID" number set forth in the footer of this Agreement and the footer of the applicable supplement to this Agreement and (ii) be itemized and contain detailed information in respect of the costs being billed under such invoice (including all relevant receipts for costs being reimbursed). All payments made by the Foundation under this Agreement will be paid by check in US Dollars and remitted to Isis at the address set forth in Section 17 of this Agreement, Attention: Chief Accounting Officer.

Results

6.
Ownership of Project Results; Notification and Delivery of Project Results; Withdrawal of Project Results; Disclosure of Project Results Within the High Q Research Group; Disclosure of Third Party Results to Isis; Disclosure not to Constitute Publication; Disclosure of Project Results Outside the High Q Research Group; Ownership of Project Deliverables; Transfer of Title, Delivery and Transport of Project Deliverables; Transfers of the Project Deliverables.

(a)
Ownership of Project Results.    Isis and the Foundation will own [***] all Project Results. The ownership of the Project Results will vest in the Parties in that manner immediately upon creation. Each Party hereby assigns to the other party sufficient right, title and interest in the Project Results to accomplish such ownership. Each of Isis and the Foundation hereby agrees that it will not sell or otherwise transfer its title to any Project Results to any third party unless such third party takes title to such Project Results (i) subject to the rights of the non-transferring party in such Project Results under this Agreement and (ii) assumes the obligations of the transferring party with respect to such Project Results under this Agreement.

(b)
Notification and Delivery of Project Results; Withdrawal of Project Results.

(i)
Notification and Delivery of Project Results.    Isis will (A) inform the Foundation of all Project Results (through the Steering Committee meetings and the Project Reports) and (B) deliver a copy of all Project Results to the Foundation, in each case within a reasonable period of time following the conception, discovery, invention or production, as the case may be, of each such Project Result.

(ii)
Withdrawal of Project Results.    If at any time after informing the Foundation of Project Results pursuant to Section 6(b)(i) of this Agreement Isis determines that there is a reasonable scientific basis to conclude that such Project Results are not scientifically valid or accurate, Isis will promptly so notify the Foundation.

  (c)
  Disclosure of Project Results Within the High Q Research Group; Disclosure of Third Party Results to Isis; Disclosure not to Constitute Publication; Disclosure of Project Results Outside the High Q Research Group.

  (i)
  Disclosure of Project Results Within the High Q Research Group.    The Foundation may disclose Project Results to any member of the High Q Research Group who has agreed in writing that each of the covenants applicable to Third Party Results set forth in Section 6(c)(ii)(A) through Section 6(c)(ii)(D) of this Agreement are also applicable with respect to any Project Results disclosed to such member, and such member of the High Q Research Group agrees to be bound by such covenants.

  (ii)
  Disclosure of Third Party Results to Isis.    With respect to any Third Party Results disclosed to Isis, Isis will, until such Third Party Results are published or otherwise made publicly available (except by breach of this Agreement):

  (A)
  hold all Third Party Results in confidence so that the disclosure of the Third Party Results among members of the High Q Research Group does not constitute a public disclosure and so that the ability to patent the Third Party Results is preserved; provided, however, Isis will not be required to hold any Third Party Results in confidence if such Third Party Results (1) were previously known by Isis other than by reason of disclosure by the Foundation; (2) were publicly disclosed except by breach of this Agreement either prior to or subsequent to the receipt of such Third Party Results by Isis; (3) are rightfully received by Isis from a third party without an express obligation of confidence to the Foundation or the member of the High Q Research Group who discovered such Third Party Results; (4) are independently developed by Isis without use or reliance upon Third Party Results provided by the Foundation; or (5) are disclosed pursuant to any applicable federal, state, local or international law, or any judicial or government request, requirement or order, provided that Isis takes reasonable steps to provide the Foundation with sufficient prior notice in order to allow the Foundation to contest such request, requirement or order;

  (B)
  discuss the Third Party Results only with those employees of Isis that are advised (1) of the confidential nature of the Third Party Results and (2) that the Third Party Results must not be shared with anyone outside of Isis until the Third Party Results are made publicly available;

  (C)
  not publish or otherwise publicly disclose methods, data or other results which are derived using the Third Party Results without appropriate written permission; and

  (D)
  to acknowledge other researchers appropriately if the Third Party Results have contributed to a publication or presentation of methods, data or other results which are derived using the Third Party Results (including the Project Results).

  (iii)
  Disclosure not to Constitute Publication.    It is the intention of the Foundation, Isis and the other members of the High Q Research Group that the sharing of Project Results and Third Party Results among members of the High Q Research Group is to be conducted in such a manner that such sharing will not constitute "disclosure" for patent purposes.

  (iv)
  Disclosure of Project Results Outside the High Q Research Group.    With respect to each Project Result disclosed by Isis to the Foundation, on and after the [***] of the date hereof (such date hereinafter referred to as the "Disclosure Date"), the Foundation will have the right to disclose such Project Result to any individual or organization without any restrictions unless prior to the Disclosure Date Isis notifies the Foundation that there exists good reasons for such disclosure to be withheld for an additional [***] period, in which case the Disclosure Date will be extended for an additional [***] and the provisions of this Section 6(c)(iv) will apply to such new Disclosure Date.

  (d)
  Ownership of Project Deliverables; Transfer of Title, Delivery and Transport of Project Deliverables; Transfers of the Project Deliverables.

  (i)
  Ownership of Project Deliverables.    As between the Foundation and Isis, the Foundation will own all Project Deliverables. Isis will have no ownership or other interest in any Project Deliverables. Isis hereby assigns, and agrees to assign, to the Foundation any and all right, title and interest of Isis in and to the Project Deliverables. Upon the written request of the Foundation, Isis will execute such documents and do all other acts and things as may be reasonably deemed necessary by the Foundation to effectuate and assure that all right, title and interest (except any right, title, or interest in any Intellectual Property embodied in or related to such Project Deliverable) of Isis in and to the Project Deliverables vest in the Foundation (or its designee). The Foundation will reimburse Isis for all reasonable out-of-pocket costs and expenses actually incurred by Isis to execute and deliver to the Foundation any such document(s) referred to immediately above. For the avoidance of any doubt, the ownership of a Project Deliverable by the Foundation does not grant any ownership rights to the Foundation in any Intellectual Property embodied in or related to such Project Deliverable as the ownership of any such Intellectual Property is governed solely by the terms of Section 7 of this Agreement.

  (ii)
  Transfer of Title, Delivery and Transport of Project Deliverables.    Title to, and all risk in, each Project Deliverable will pass to the Foundation upon the delivery of such Project Deliverable to the delivery point specified by the Foundation in writing to Isis for such Project Deliverable. All Project Deliverables will be shipped to the delivery point specified by the Foundation in writing to Isis. The Foundation will reimburse Isis for the actual cost of transportation, shipping and insurance associated with the delivery by Isis of any Project Deliverables under this Section 6(d)(ii).

  (iii)
  Transfers of the Project Deliverables to Foundation Collaborators.    The Foundation may transfer or have transferred the Project Deliverables to one or more of the Foundation's Collaborators; provided, that, any such Foundation Collaborator has entered into an agreement which requires them to maintain similar, but no less burdensome, obligations of confidentiality and non-use set forth in Section 6(c)(i) and Section 12(a)(i) of this Agreement. The Foundation and the Foundation Collaborators shall have the right to (A) use the Project Deliverables for HD Research and Development and (B) exercise the license rights granted by Isis pursuant to Section 8 and Section 10 of this Agreement.

Intellectual Property

7.
Ownership of Background Intellectual Property; Ownership of Project Intellectual Property; Disclosure of Inventions; Inventorship; Prosecution of Patentable Project HD Intellectual Property; Infringement or Misappropriation of Project Intellectual Property.

(a)
Ownership of Background Intellectual Property.

(i)
Ownership of Isis Background Intellectual Property.    As between the Foundation and Isis, Isis will own all Isis Background Intellectual Property. Except as expressly set forth in this Agreement, the Foundation will have no ownership or other interest in any Isis Background Intellectual Property.

(ii)
Ownership of Foundation Background Intellectual Property.    As between the Foundation and Isis, the Foundation will own all Foundation Background Intellectual Property. Isis

      will have no ownership or other interest in any Foundation Background Intellectual Property.

  (b)
  Ownership of Project Intellectual Property; Grant of Exclusive License to the Project HD Intellectual Property by the Foundation Outside the HD Field of Use; Reversion of Foundation's Rights in Project HD Intellectual Property.

  (i)
  Ownership of Project Non-HD Intellectual Property.    As between the Foundation and Isis, Isis will solely own all Project Non-HD Intellectual Property. Except as expressly set forth in this Agreement, the Foundation will have no ownership or other interest in any Project Non-HD Intellectual Property.

  (ii)
  Ownership of Project HD Intellectual Property.    Isis and the Foundation will own [***] all Project HD Intellectual Property. The Project HD Intellectual Property will vest in the parties in that manner immediately upon creation. Each Party hereby assigns to the other Party sufficient right, title and interest in the Project HD Intellectual Property to accomplish such ownership. Neither Party will sell or otherwise transfer its title to any Project HD Intellectual Property to any third party unless such third party takes title to such Project HD Intellectual Property (A) subject to the rights of the non-transferring party in such Project HD Intellectual Property under this Agreement and (B) assumes the obligations of the transferring party with respect to such Project HD Intellectual Property under this Agreement.

  (iii)
  Grant of Exclusive License to the Project HD Intellectual Property by the Foundation Outside the HD Field of Use.    The Foundation hereby grants to Isis an exclusive, paid-up, worldwide, license under any Project Intellectual Property to use the Project HD Intellectual Property for any use or purpose outside the HD Field of Use. The license rights granted by the Foundation under this Section 7(b)(iii) will be subject to termination by the Foundation in the event of Isis's material breach of this Agreement if such material breach is not cured within 45 days following receipt by Isis of notice of such material breach.

  (iv)
  Reversion of Foundation's Rights in Project HD Intellectual Property.

  (A)
  Reversion of Foundation's Rights in Project HD Intellectual Property.    Upon the termination of this Agreement by the Foundation pursuant to Section 15(b)(iv) of this Agreement, subject to the rights reserved by the Foundation pursuant to Section 7(b)(iv)(B) of this Agreement, all of the Foundation's right, title and interest in and to the Project HD Intellectual Property will revert to Isis (the "Reverted Project HD Intellectual Property").

  (B)
  The Foundation's Right to Use Project Intellectual Property.    With respect to any Reverted Project HD Intellectual Property, the Foundation hereby reserves a non-exclusive, paid-up, irrevocable, perpetual license throughout the world for HD Research and Development including a non-exclusive license to (1) make, have made, use and have used products or processes resulting from such Reverted Project HD Intellectual Property, (2) practice and have practiced such Reverted Project HD Intellectual Property and (3) use and have used the Confidential Information relating to such Reverted Project HD Intellectual Property. The foregoing license (1) will be for HD Research and Development only, (2) will not include any right to manufacture or distribute for sale or sell, (3) will not be subject to royalties or other fees and (4) will include the right to grant sublicenses on the same terms; provided, that, such sublicense (i) is granted without payment of royalties, other fees or profit and (ii) prohibits the sublicensee from granting sublicenses.

  (c)
  Disclosure of Inventions; Inventorship.

  (i)
  Disclosure of Inventions.    If either Party believes that any Project Intellectual Property has been conceived, discovered, invented, made or first reduced to practice in the course of Isis' conduct of the Project, such Party will promptly give notice (each, an "Invention Notice") of such Project Intellectual Property to the other Party.

  (ii)
  Inventorship.    The identity of the inventor of all Project Intellectual Property that is patentable will be determined in accordance with United States Patent law (or, if the jurisdiction in which patent or other protection is being sought does not permit the application of United States Patent law to identify the inventor, then in accordance with the applicable law in that jurisdiction).

  (d)
  Prosecution of Patentable Project HD Intellectual Property.

  (i)
  Responsibility for Prosecution of Patentable HD Intellectual Property.    Isis will prepare, file, prosecute and maintain the appropriate filings for any Patentable Project HD Intellectual Property including (A) provisional patent applications or (B) patent applications (including a patent application corresponding to a previously filed provisional patent applications) claiming any such Patentable Project HD Intellectual Property in the United States and in such other jurisdictions as Isis and the Foundation jointly determine in good faith are necessary in order to protect Isis' and the Foundation's rights in such Patentable Project HD Intellectual Property. All such patent applications (including any patents issuing therefrom) covering inventions will be filed in the name of Isis and the Foundation as co-owners.

  (ii)
  Foundation Election to have Prosecution of Patentable Project HD Intellectual Property Initiated.    At any time and from time to time, the Foundation may elect to cause Isis to prepare, file, prosecute and maintain the appropriate filings for any Patentable Project HD Intellectual Property which is the subject of an Invention Notice by providing notice (a "Foundation Patent Filing Notice") of such election to Isis including (A) provisional patent applications or (B) patent applications (including a patent applications corresponding to a previously filed provisional patent applications) claiming any such Patentable Project HD Intellectual Property in the United States and in such other jurisdictions as Isis and the Foundation jointly determine in good faith are necessary in order to protect Isis' and the Foundation's rights in such Patentable HD Intellectual Property. All such applications will be filed in the name of Isis and the Foundation as co-owners.

  (iii)
  Covenants of Isis.    With respect to the prosecution and maintenance by Isis of any Patentable Project HD Intellectual Property pursuant to this Section 7(d), Isis hereby agrees to use commercially reasonable efforts to promptly (A) give all notices required by, and comply with all other requirements of, applicable law to reasonably preserve the Parties' rights in such Patentable Project HD Intellectual Property as appropriate; (B) prepare, file, prosecute and maintain, as applicable, the appropriate filings to reasonably protect the Parties' rights in such Patentable Project HD Intellectual Property; (C) provide the Foundation with a copy of any provisional patent application or patent application filed claiming such Patentable Project HD Intellectual Property; (D) provide the Foundation with copies of all correspondence and other documents relating to the prosecution and maintenance of such Patentable Project HD Intellectual Property that come into the possession or control of Isis; and (E) such other documents and information related to such Patentable Project HD Intellectual Property as the Foundation may reasonably request and Isis can provide without incurring unreasonable cost and expense.

  (e)
  Disclaimer of Interest in Patentable Project HD Intellectual Property.

  (i)
  Disclaimer Notice.    With respect to any Patentable Project HD Intellectual Property, either Party may, at any time, disclaim its interest in such Patentable Project HD Intellectual Property by providing notice of such election ("Patentable Project HD Intellectual Property Disclaimer Notice") to the other Party. Isis will be deemed to have disclaimed its interest in any Patentable Project HD Intellectual Property that is the subject of a Foundation Patent Filing Notice if Isis fails to comply with the obligations set forth in Section 7(d) of this Agreement with respect to such Patentable Project HD Intellectual Property.

  (ii)
  Effect of Disclaimer Notice.    In the event that a Patentable Project HD Intellectual Property Disclaimer Notice is delivered by either Party: (A) the disclaiming Party will promptly assign its ownership interest in the subject Patentable Project HD Intellectual Property to the non-disclaiming Party without consideration; (B) except as expressly set forth in Section 8(f) of this Agreement, the disclaiming Party will have no further rights to such Patentable Project HD Intellectual Property; and (C) the disclaiming Party hereby agrees at any time during and after the term of this Agreement to cooperate with the non-disclaiming Party without consideration but at the expense of the non-disclaiming Party in preparing, filing, prosecuting and maintaining, as applicable, the appropriate filings to protect the non-disclaiming Party's rights in such Patentable Project HD Intellectual Property, including obtaining execution by its employees of any documents necessary in connection with such activities. Each of the Parties hereby agrees to use reasonable efforts to keep the other Party advised of its deliberations regarding its determinations as to electing to disclaim its interest in any Patentable Project HD Intellectual Property.

  (f)
  Infringement or Misappropriation of Project Intellectual Property.

  (i)
  Infringement or Misappropriation of Project Intellectual Property by Third Parties.    Each of Isis and the Foundation will promptly notify each other in writing of any alleged or threatened infringement or misappropriation of any Project Intellectual Property of which it becomes aware. In connection with any such alleged or threatened infringement or misappropriation, each of Isis and the Foundation will confer and take such action and allocate recoveries in such manner as they in good faith may mutually agree. Neither Isis nor the Foundation will settle a claim brought against a third party for such infringement or misappropriation without the consent of the other Party (such consent not to be unreasonably withheld, delayed, or conditioned).

  (ii)
  Infringement or Misappropriation Claims by Third Parties Related to Project Intellectual Property.    Each of Isis and the Foundation will promptly notify the other Party in writing if any third party alleges that the use or practice of any Project Intellectual Property infringes or misappropriate such third party's Intellectual Property rights. In connection with any such alleged infringement or misappropriation, each of Isis and the Foundation will confer and take such action in such manner as they in good faith may mutually agree. Neither Party will settle a claim brought by a third party in respect of such infringement or misappropriation without the consent of the other Party (such consent not to be unreasonably withheld, delayed, or conditioned).

8.
Licenses to Project HD Intellectual Property and Project Compounds in the HD Field of Use.

(a)
Commercialization of Project HD Intellectual Property and Project Compounds; Reservation of Rights Regarding Project Intellectual Property and Project Compounds.

(i)
Commercialization of Project HD Intellectual Property.    Except as expressly permitted by Section 8(a)(ii) of this Agreement, the use or other exploitation (including the grant of any license for any purpose) of any Project HD Intellectual Property or any Project Compound by either of the Parties or a third party for uses other than Research and Development in the HD Field of Use will only be done pursuant to the grant of a commercial license (any such license will hereinafter be referred to as a "Commercial License") pursuant to a license agreement executed by each of the Parties. For the avoidance of any doubt, the Parties agree that this Section 8 shall not apply to the use or other exploitation (including the grant of any license for any purpose) of any Project HD Intellectual Property outside the HD Field of Use.

(ii)
Reservation of Rights by the Parties to Grant Certain Licenses.

(A)
Isis' Right to Use Project HD Intellectual Property and Project Compounds.    Isis hereby reserves the right to use any Project HD Intellectual Property and any Project Compound for all uses and purposes relating to Research and Development.

(B)
Isis' Right to Grant Research and Development Licenses.    Isis hereby reserves the right to grant non-exclusive licenses throughout the world to any Project HD Intellectual Property or any Project Compound for all uses and purposes relating to Research and Development.

(C)
Foundation's Right to Use Project HD Intellectual Property and Project Compounds.    The Foundation hereby reserves the right to use any Project HD Intellectual Property and any Project Compound for all uses and purposes relating to HD Research and Development.

(D)
Foundation's Right to Grant HD Research and Development Licenses.    The Foundation hereby reserves the right to grant non-exclusive licenses throughout the world to any HD Intellectual Property or any Project Compound for all uses and purposes relating to HD Research and Development.

(b)
Conduct of Human Clinical Trials.

(i)
Obligation to the Parties to Confer.    Isis and the Foundation will confer with each other on the conduct of human clinical trials involving any Project Compound prior to the initiation of any human clinical trials for such Project Compound.

(ii)
Isis' Right to Conduct Human Clinical Trials.    Subject to Section 8(b)(i) of this Agreement, but notwithstanding any other provision of this Agreement, Isis will have the right to conduct human clinical trials involving any Project Compound.

(iii)
Foundation's Right to Conduct Human Clinical Trials.    Subject to Section 8(b)(i) of this Agreement, if (A) within [***] of the receipt of a request from the Foundation to undertake the conduct of a human clinical trial involving a Project Compound reasonably required to advance such Project Compound for the diagnosis, treatment, cure or prevention of Huntington Disease, Isis does not agree to promptly initiate and conduct such a human clinical trial or (B) the Parties decide that the Foundation will conduct human clinical trials concurrently with a human clinical trial being conducted by Isis, the Foundation will have the right to conduct human clinical trials on its own or through or with a third party selected by the Foundation. For the avoidance of doubt, the Foundation will have the right to use Isis Background Intellectual Property, Project HD Intellectual Property and Project Compounds for the conduct of any such human clinical trials.

  (c)
  Consultations Between Isis and the Foundation Regarding Commercial Licenses; Third Party Proposals.

  (i)
  Good Faith Consultations.    The Parties will consult, and work in coordination, with each other in accordance with the provisions of this Section 8 concerning the grant of any Commercial License. With respect to any decision regarding the granting of any Commercial License, the Parties will (A) act in good faith and on a responsive basis and (B) make such decision on a reasonable basis using the principles and guidelines set forth in Section 8(d) of this Agreement.

  (ii)
  Right to Make Proposal Regarding the Granting of a Commercial License.

  (A)
  Either Party may submit to the Parties for their consideration under this Section 8 a proposal for the granting of a Commercial License and the Parties will consult and make a determination regarding the granting of a Commercial License in respect of such proposal in accordance with the provisions of this Section 8.

  (B)
  If (1) the Parties are evaluating multiple proposals (including one submitted by Isis pursuant to which Isis would be granted a Commercial License (the "Isis Proposal")) to determine whether or not the principles and guidelines set forth in this Section 8 for the granting of a Commercial License have been satisfied and (2) more than one of such proposals (including Isis Proposal) satisfies the principles and guidelines set forth in this Section 8 on a substantially equivalent basis, the Foundation will accept the Isis Proposal and grant a Commercial License to Isis in accordance with this Section 8.

  (d)
  Principles and Guidelines for Granting Commercial Licenses.

  (i)
  Fundamental Principles and Guidelines.    A Commercial License will be granted if and only if the Parties mutually agree that the granting of such Commercial License is reasonably likely to:

  (A)
  maximize the impact on the health and well-being of Huntington Disease patients;

  (B)
  maximize the availability of diagnostic or therapeutic products to Huntington Disease patients; and

  (C)
  maximize the speed of which diagnostic or therapeutic products are available to Huntington Disease patients.

  (ii)
  Availability of Products as Primary Factor for Granting Commercial Licenses.    Subject to Section 8(d)(iii) , if (A) the Parties are evaluating multiple proposals (including an Isis Proposal) for the granting of a Commercial License, (B) more than one of the proposals satisfies the principles and guidelines set forth in this Section 8 (other than (1) the proposed economic terms and (2) the proposed time frame for making the diagnostic or therapeutic product which is to be the subject of such Commercial License available to Huntington Disease patients) on a substantially equivalent basis; and (C) one of the proposals sets forth a time frame for making the diagnostic or therapeutic product which is to be the subject of such Commercial License available to Huntington Disease patients that is substantially shorter than those set forth in the other proposals being considered by the Parties, the proposal setting forth such substantially shorter time frame will be accepted by the Parties and a Commercial License granted to the entity making such proposal even if the economic terms of such proposal are substantially less than those set forth in the other proposals being considered by the Parties.

    (iii)
    Commercial License Agreement Terms and Conditions.    In addition to the principles and guidelines set forth in Section 8(d)(i) and Section 8(d)(ii) of this Agreement, a Commercial License will be granted if and only if the Parties mutually agree that the terms and conditions of the license agreement in respect of such Commercial License incorporates the following terms, principles and guidelines:

    (A)
    reasonable performance milestones and a demonstrated capacity of the licensee to be able to meet those milestones; and

    (B)
    reasonable business and other terms and conditions that are in keeping with the then existing market standards for agreements of such type and nature in respect of similar technology and in similar disease indications.

  (e)
  Resolution of Disputes Regarding the Granting of Commercial Licenses.    If the Parties do not reach a mutual agreement regarding the granting of a Commercial License in respect of a proposal for the granting of a Commercial License submitted by either of the Parties for their consideration in accordance with the provisions of this Section 8, the Parties hereby agree that the resolution of such disagreement will be determined in accordance with the dispute resolution procedures set forth in Section 19 of this Agreement.

  (f)
  Reservation of Non-Exclusive Licenses of Disclaimed Patentable Project HD Intellectual Property.

  (i)
  Reservation of Non-Exclusive License by the Foundation.    With respect to each patent (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of such patent or (B) any intellectual property rights claimed in respect of such patent) claiming Patentable Project HD Intellectual Property which the Foundation has disclaimed its interest pursuant to Section 7(e) of this Agreement, the Foundation hereby reserves a non-exclusive, paid-up, irrevocable, perpetual license throughout the world for HD Research and Development including a license to (1) make, have made, use and have used products or processes resulting from such Patentable Project HD Intellectual Property, (2) practice and have practiced such Patentable Project HD Intellectual Property and (3) use and have used the Confidential Information relating to such Patentable HD Intellectual Property. The foregoing license (a) will be for HD Research and Development only, (b) will not include any right to manufacture or distribute for sale or sell, (c) will not be subject to royalties or other fees and (d) will include the right to grant sublicenses on the same terms; provided, that, such sublicense (i) is granted without payment of royalties, other fees or profit and (ii) prohibits the sublicensee from granting sublicenses.

    (ii)
    Reservation of Non-Exclusive License by Isis.    With respect to each patent (including (A) any patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension or reissue in respect of such patent or (B) any intellectual property rights claimed in respect of such patent) claiming Patentable Project HD Intellectual Property which Isis has disclaimed its interest pursuant to Section 7(e) of this Agreement, Isis hereby reserves a non-exclusive, paid-up, irrevocable, perpetual license throughout the world for Research and Development including a license to (1) make, have made, use and have used products or processes resulting from such Patentable Project HD Intellectual Property, (2) practice and have practiced such Patentable Project HD Intellectual Property and (3) use and have used the Confidential Information relating to such Patentable HD Intellectual Property. The foregoing license (a) will be for Research and Development only, (b) will not include any right to manufacture or distribute for sale or sell, (c) will not be subject to royalties or other fees and (d) will include the right to grant sublicenses on the same terms; provided, that, such sublicense (i) is granted without payment of royalties, other fees or profit and (ii) prohibits the sublicensee from granting sublicenses.

  (g)
  Licenses to Isis Background Intellectual Property.    Subject to the disclosure set forth on Schedule 14(b)(ii)(C) , Isis will grant to any third party granted a Commercial License, in consideration for the amounts paid by such third party under such Commercial License a non-exclusive, license throughout the world to use Isis Background Intellectual Property Controlled by Isis, including a license under any related Intellectual Property rights Controlled by Isis (including any patent, patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension of reissue in respect of such patent), to the extent necessary to enable such third party to exploit the Project HD Intellectual Property as permitted by such Commercial License in accordance with the terms of this Agreement. Any license granted by Isis to a third party pursuant to this Section 8(g) shall terminate only in accordance with the terms and conditions of the Commercial License granted to such third party. For the avoidance of doubt, any license to Isis Background Intellectual Property granted under this Section 8(g) will in no event entitle a licensee under a Commercial License to use such Isis Background Intellectual Property to research, develop or otherwise use or make any compound other than the Project Compound(s) subject to such Commercial License.

9.
Non-Assert Covenants.

(a)
Mutual Non-Assert Regarding Validity.    Each Party hereby undertakes not to challenge and not to assist others in challenging, and undertakes to ensure, by contract or otherwise, that its licensees and assignees of any Project Intellectual Property will not challenge nor assist others in challenging, the validity of any Project Intellectual Property.

(b)
Isis Non-Assert Regarding Infringement.    Isis hereby undertakes not to bring any action or assist others in bringing any action, and undertakes to ensure, by contract or otherwise, that its licensees and assignees of any Project Intellectual Property will not bring any action or assist others in bringing any action, against the Foundation or the Foundation's licensees or assignees of any Project HD Intellectual Property on the ground that the practice or use, as the case may be, of any Project HD Intellectual Property for HD Research and Development infringes or misappropriates the proprietary rights of Isis or Isis' licensees or assignees of any Project Intellectual Property.

(c)
Foundation Non-Assert Regarding Infringement.    The Foundation hereby undertakes not to bring any action or assist others in bringing any action, and undertakes to ensure, by contract or otherwise, that its licensees and assignees of any Project HD Intellectual Property will not bring any action or assist others in bringing any action, against Isis or Isis' licensees or assignees of any Project Intellectual Property on the ground that the practice or use, as the case may be, of any Project Intellectual Property outside the HD Field of Use infringes or misappropriates the proprietary rights of the Foundation's or the Foundation's licensees or assignees of any Project HD Intellectual Property.

10.
Non-Exclusive License to Isis Background Intellectual Property.    Upon the request of the Foundation and subject to the disclosure set forth on Schedule 14(b)(ii)(C), Isis will grant to the Foundation (or a third party designated by the Foundation, including a Foundation Collaborator) a non-exclusive, paid-up, world-wide license under any Isis Background Intellectual Property Controlled by Isis, including a license under any related Intellectual Property rights Controlled by Isis (including any patent, patent application, divisional, continuation, continuation-in-part, substitute, renewal, reexamination, extension of reissue in respect of such patent), to the extent necessary to enable the Foundation and the Foundation Collaborators to use the Project Results, any Project Deliverables and Project HD Intellectual Property and any Project Compound solely for HD Research and Development. The license rights granted by Isis under this Section 10 will be subject to termination by Isis in the event of the Foundation's material breach of this Agreement if such material breach is not cured within 45 days following receipt by Isis of notice of such material breach. For the avoidance of doubt, any license to Isis Background Intellectual Property granted under this Section 10 will in no event entitle a licensee to use such Isis Background Intellectual Property to research, develop or otherwise use or make any compound other than the Project Compound(s).

11.
Revenue Sharing.

(a)
Revenue Sharing for Commercial Licenses.    All revenue ("Revenue") received by either of the Parties from the grant of any Commercial License (including a Commercial License pursuant to which Isis is the licensee) of any Project HD Intellectual Property (other than Project HD Intellectual Property which has been disclaimed by one of the Parties pursuant to Section 7(e) of this Agreement) will be distributed as follows:

(i)
First, to Isis until an amount equal to the aggregate of the Patent Expenses paid by Isis has been received by Isis;

(ii)
Second, to the Foundation and Isis equally until an amount equal to the aggregate of:

(A)
the payments made by the Foundation to Isis under this Agreement (as amended from time to time) plus

(B)
the payments made by the Foundation to third parties for the development of the Project HD Intellectual Property as a therapeutic product for Huntington Disease patients plus

(C)
[***].

(iii)
Thereafter, 100% to Isis.

(b)
No Revenue Sharing for Amounts Received by Isis for Research and Development of the Project HD Intellectual Property. For the avoidance of doubt, this Section 11 will only apply to amounts received pursuant to a Commercial License and will not apply to any amounts received by Isis so long as any such amounts are paid (x) solely to reimburse Isis for the actual internal costs and expenses incurred by Isis from the use of Project HD Intellectual Property for Research and Development conducted internally by Isis, or (y) for the use or other exploitation (including the grant of any license for any purpose) of any Project HD Intellectual Property outside the HD Field of Use.

Confidentiality; Trademarks

12.
Confidentiality and Non-Use; Use by Representatives; Exceptions to Confidentiality and Non-Use; Certain Information Deemed Confidential Information; Certain Information Specifically Excepted from Being Deemed Confidential Information.

(a)
Confidentiality and Non-Use; Use by Representatives.

(i)
Confidentiality and Non-Use.    Each Party will treat the Confidential Information of the other Party in the same manner as such Party would treat its own confidential or proprietary information. Without limiting the generality of the foregoing, and except to the extent expressly permitted by the terms and conditions of this Agreement, neither Party will, without the prior written consent of the other Party, (A) disclose the Confidential Information of the other Party to any third party or (B) use the Confidential Information of the other Party for any purpose.

(ii)
Use by Representatives.    Except as expressly permitted by the terms and conditions of this Agreement, each Party hereby agrees to limit disclosure of the other Party's Confidential Information to those of its directors, officers, employees, representatives, consultants and advisors (including legal counsel) who (A) have a need to know such Confidential Information to enable such Party to perform its obligations, or exercise its rights, under this Agreement and (B) have entered into an agreement which requires such representatives to maintain similar, but no less burdensome, obligations of confidentiality and non-use to those contained in this Agreement.

(b)
Exceptions to Confidentiality and Non-Use.    Either Party may, without the prior written authorization of the other Party, (i) disclose the Confidential Information of the other Party to the limited extent it is required to pursuant to any applicable federal, state, local, or international law, or any judicial or government request, requirement or order; provided, that, such Party provides the other Party with sufficient prior notice, and cooperates with the other Party (at such other Party's cost and expense), to allow the other Party to contest such request, requirement or order and (ii) disclose (A) the existence of this Agreement; (B) a general summary of the Project being conducted under this Agreement; (C) the aggregate dollar amount of fees to be paid by the Foundation under this Agreement; and (D) any specific terms of this Agreement that are a matter of public record except by breach of this Agreement.

(c)
Certain Information Deemed Confidential Information.    Subject to the exceptions in Section 1(c) of this Agreement, (i) all Project Intellectual Property and Project Results will be deemed Confidential Information of each of the Parties, (ii) all Isis Background Intellectual Property will be deemed Confidential Information of Isis and (iii) all Foundation Background Intellectual Property and Foundation Provided Material Information will be deemed Confidential Information of the Foundation.

13.
Use of Trademarks.    No Party will use the name, trademarks, logos, physical likeness or other symbol of the other Party (or their employees) for any marketing, advertising, public relations or other purposes without the prior written authorization of the other Party, except that either Party may make reference to the Foundation's funding of the Project, provided that, in any such reference, the relationship of the Parties will be accurately and appropriately described.

Covenants; Representations and Warranties

14.
Covenants; Representations and Warranties

(a)
Covenants.    Isis hereby agrees to each of the following:

(i)
Conduct of the Project; Compliance with Law.    The Project will be conducted using generally accepted industry standards and practices. The Project will be conducted in compliance with all applicable federal, state, local, international, health authority and institutional laws, rules, regulations, orders and guidelines.

(ii)
Audit; Access.    At reasonably convenient times and dates and upon reasonable prior notice (in all cases at least 10 business days), (A) the Foundation and its representatives will have the right to audit Isis' compliance with this Agreement and (B) Isis will provide the Foundation and its representatives with reasonable access to the facilities used in the conduct of the Project, data and personnel in order to assess the progress of the Project being conducted by Isis.

(iii)
Project Team.    The Project will only be conducted by individuals who have agreed to assign any ownership or other rights they may acquire in any Project Intellectual Property conceived, discovered, invented or made in the conduct of the Project to Isis so that Isis may perform its obligations under this Agreement.

(iv)
Licenses and Approvals.    Isis has obtained all licenses, permits, consents and other approvals necessary for Isis to perform its obligations under this Agreement.

(v)
Conflicting Obligations.    Isis has not granted any right or entered into any agreement or understanding that conflicts with Isis' obligations or the Foundation's rights under this Agreement. Isis will not grant any right and will not enter into any agreement or understanding that conflicts with Isis' obligations or the Foundation's rights under this Agreement.

(vi)
Further Assurances.    Isis will execute such further documents, instruments, licenses and assurances and take such further actions as the Foundation may reasonably request from time to time to better enable the Foundation to exercise its rights under this Agreement; provided, that, such further documents, instruments, licenses, assurances and actions will not materially change either Party's rights or obligations under this Agreement.

(b)
Representations and Warranties.    Isis hereby represents and warrants to the Foundation the following as of the Effective Date:

(i)
General Intellectual Property.    To the knowledge of Isis, Isis owns or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement or other permission, all Intellectual Property necessary to conduct the Project. To the knowledge of Isis, except as specifically disclosed in that certain letter, dated as of the date hereof, from Grantland E. Bryce, Vice President, Legal & General Counsel to Robi Blumenstein, Isis' conduct of the Project does not interfere with, infringe upon, violate or misappropriate any Intellectual Property rights of any third party.

(ii)
Isis Background Intellectual Property.    To the knowledge of Isis, (A) Schedule 14(b)(ii)(A) sets forth a complete and accurate list of all Isis Background Intellectual Property Controlled by Isis that would be necessary to enable (1) a third party licensee under a Commercial License to practice any Project HD Intellectual Property to the extent necessary for such third party to commercialize one or more Project Compounds under a Commercial License in accordance with the terms of this Agreement and (2) the Foundation and the Foundation Collaborators to use the Project Results, any Project

      Deliverables and Project HD Intellectual Property solely for HD Research and Development and (B) Schedule 14(b)(ii)(B) sets forth a complete and accurate list of all Isis Background Intellectual Property that is not Controlled by Isis that would be necessary to enable (1) a third party licensee under a Commercial License to practice any Project HD Intellectual Property to the extent necessary for such third party to commercialize one or more Project Compounds under a Commercial License in accordance with the terms of this Agreement and (2) the Foundation and the Foundation Collaborators to use the Project Results, any Project Deliverables and Project HD Intellectual Property solely for HD Research and Development. Except as set forth on Schedule 14(b)(ii)(C), Isis has the right to grant licenses or sub-licenses to the Isis Background Intellectual Property set forth on Schedule 14(b)(ii)(A) and Schedule 14(b)(ii)(B) without obtaining the consent of any third party or the payment of any compensation to a third party.

Term; Termination; Effect of Termination

15.
Term; Termination of Certain Provisions; Facilitation of Continued Research; Effect of Termination of Certain Provisions.

(a)
Term.    The term of this Agreement will commence on the date hereof and will continue in effect until terminated in accordance with the terms hereof or by the mutual written agreement of the Parties.

(b)
Termination of Certain Provisions by the Foundation.    The Foundation may, by giving notice to Isis, elect to terminate each of the sections specified in Section 15(e)(i) of this Agreement and discontinue the Project upon the occurrence and continuation of any of the following events:

(i)
Breach of this Agreement.    Isis (A) breaches any material representation, warranty or covenant given by it under this Agreement or (B) defaults in the performance of any of its material obligations under this Agreement and such breach or default is not remedied within 45 days of the receipt by Isis of notice of such breach or default from the Foundation.

(ii)
Change of Circumstances Notice.    Isis delivers a Change of Circumstances Notice to the Foundation.

(iii)
Foundation Determinations Regarding the Project.    The Foundation makes a good faith determination that (A) the Project cannot be conducted substantially in accordance with the Project Description; (B) the Project cannot be substantially completed within the time frame or budget set forth in the Project Description; or (C) the continued conduct of the Project in accordance with Appendix A is unlikely to yield scientifically valid or useful results.

(iv)
Project Discontinuation Notice.    The Foundation has delivered a Project Funding Discontinuation Notice to Isis in accordance with Section 2(c) of this Agreement.

(v)
Bankruptcy Event.    Isis becomes subject to a Bankruptcy Event.

(c)
Termination of Certain Provisions by Isis.    Isis may, by giving notice to the Foundation, elect to terminate each of the provisions specified in Section 15(e)(i) of this Agreement and discontinue the Project upon the occurrence and continuation of any of the following events:

(i)
Breach of this Agreement.    The Foundation (A) breaches any material representation, warranty or covenant given by it under this Agreement or (B) defaults in the performance of any of its material obligations under this Agreement and such breach or default is not remedied within 45 days of the receipt by the Foundation of notice of such breach or default from Isis.

    (ii)
    Bankruptcy Event.    The Foundation becomes subject to a Bankruptcy Event.

  (d)
  Facilitation of Continued Research.    Upon any cancellation of the Project or the termination of this Agreement, if requested by the Foundation, Isis and the Foundation will, in good faith, discuss the use of reasonable efforts to facilitate the continuance of the Project elsewhere.

  (e)
  Effect of Termination of Certain Provisions.

  (i)
  Termination of Specified Provisions; Survival of Remaining Provisions.    Immediately upon an election by the Foundation pursuant to Section 15(b) of this Agreement or by Isis pursuant to Section 15(c) of this Agreement, each of Section 2(b), Section 3(a)(i), Section 3(b)(i), Section 3(c), Section 4(a), Section 4(b), and Section 5 will immediately terminate and have no further force or effect; provided, however, that, within 30 days of such termination, Isis will deliver a Final Project Report in respect of the Project then in process to the Foundation covering the period through the date of such termination and the Foundation will remit to Isis all undisputed amounts owed pursuant to Section 2(b)(iii), Section 3(b)(i), Section 3(c) and Section 5 of this Agreement that were committed to by Isis in accordance with the terms of this Agreement or accrued prior to the effective date of such termination in accordance with Section 5(b) of this Agreement. The Parties hereby acknowledge and agree that in the event of the termination of the provisions specified in this Section 15(e)(i), all other sections and provisions of this Agreement will survive indefinitely and remain in full force and effect.

  (ii)
  Effect of Termination.    The termination of the provisions specified in Section 15(e)(i) of this Agreement will not (A) relieve any Party then in breach of this Agreement for any liabilities to the other Party in respect of any breach under this Agreement or (B) relieve either Party from any of the obligations such Party may have to the extent such obligations accrued prior to the date of such termination or (C) relieve either Party from any of the obligations such Party may have under any of the sections or provisions of this Agreement that expressly survive any termination of this Agreement.

Miscellaneous

16.
Independent Contractor.    Isis is acting as an independent contractor and not an agent, joint venturer or partner of the Foundation. Nothing in this Agreement will create, evidence or imply any agency, partnership or joint venture between the Parties. Neither Party will act or describe itself as the agent of the other Party nor will it represent that it has any authority to make commitments on the other Party's behalf.

17.
Notices.    Any notice required or permitted to be given by this Agreement will be in writing and will be delivered by personal delivery, facsimile (provided the sender has evidence of successful transmission) or next day courier service. Any notice so delivered will be deemed to be given, delivered and received, if delivered by personal delivery, on the day of delivery and if delivered by facsimile or courier service, on the day following dispatch. All such notices are to be given or made to the Parties at the following addresses (or to such other address as any Party may designate by a notice given in accordance with the provisions of this section):

  If to the Foundation to:

  CHDI, Inc.
  c/o MRSSI, Inc.
  350 Seventh Avenue, Suite 601
  New York, NY 10001
  Attention: Ruth Basu
  Telephone: 212-660-8102
  Fax: 212-239-2101

  If to Isis to:

  Isis Pharmaceuticals, Inc.
  1896 Rutherford Road
  Carlsbad, CA 92008
  Attention: Frank Bennett
  Telephone: 760-931-9200
  Fax: 760-603-4650

  With copies to:

  Isis Pharmaceuticals, Inc.
  1896 Rutherford Road
  Carlsbad, CA 92008
  Attention: Executive Vice President & CFO
  Telephone: 760-931-9200
  Fax: 760-603-4650

  Isis Pharmaceuticals, Inc.
  1896 Rutherford Road
  Carlsbad, CA 92008
  Attention: Vice President, Legal & General Counsel
  Telephone: 760-931-9200
  Fax: 760-268-4922

18.
Indemnity; Limitation on Damages.

(a)
Indemnification by the Foundation.    The Foundation will defend and indemnify Isis, including, as applicable, its directors, officers, employees and agents, against any and all losses, costs and damages (including reasonable legal fees) suffered by Isis (and/or such other related persons)

    in connection with any third party claim to the extent resulting from (i) the Foundation's negligence or willful misconduct; (ii) the Foundation's breach of this Agreement; or (iii) Isis' use or alleged use of any Foundation Provided Materials or Foundation Provided Material Information provided by the Foundation to Isis for the purpose of conducting the Project (but only to the extent such claim does not result from, or arise out of, an action for which Isis is obligated to indemnify the Foundation pursuant to Section 18(b) of this Agreement). For clarity, the Parties hereby agree that the parenthetical clause in the immediately preceding sentence is not intended to obviate or otherwise limit the possibility that both Isis and the Foundation may be determined to be joint tort-feasors and, therefore, share liability.

  (b)
  Indemnification by Isis.    Isis will defend and indemnify the Foundation, including, as applicable, its members, directors, officers, employees and agents, against any and all losses, costs and damages (including reasonable legal fees) suffered by the Foundation (and/or such other related persons) in connection with any third party claim to the extent resulting from (i) Isis' negligence or willful misconduct; (ii) Isis' breach of this Agreement; or (iii) the activities of Isis in the course of Isis' conduct of the Project including activities which infringe upon, violate, misappropriate or otherwise come into conflict with, or are alleged to infringe upon, violate, misappropriate or otherwise come into conflict with the Intellectual Property rights of a third party (but only to the extent such claim does not result from, or arise out of, an action for which the Foundation is obligated to indemnify Isis pursuant to Section 18(a) of this Agreement). For clarity, the Parties hereby agree that the parenthetical clause in the immediately preceding sentence is not intended to obviate or otherwise limit the possibility that both Isis and the Foundation may be determined to be joint tort-feasors and, therefore, share liability.

  (c)
  Limitation on Damages; Liability Cap.

  (i)
  Limitation on Damages.    NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES OR OTHER SIMILAR OR LIKE DAMAGES (INCLUDING LOSS OF PROFITS) UNDER THIS AGREEMENT EVEN IF SUCH PARTY OR AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

  (ii)
  Liability Cap.    Isis' liability to the Foundation under this Agreement shall not exceed [***]. The Foundation's liability to Isis under this Agreement shall not exceed $[***].

  (d)
  Indemnity Amounts.    The Parties hereby agree that any amounts owing pursuant to a Party's express indemnity obligations under this Agreement will not be subject to the limitation on damages restrictions set forth in Section 18(c) of this Agreement.

19.
Alternative Dispute Resolution.    If a dispute arises out of or relates to this Agreement, or breach thereof, the Parties agree first to try in good faith to settle such dispute, failing which such dispute will be settled by a single arbitrator in an arbitration in Denver, Colorado administered by JAMS under its Comprehensive Arbitration Rules and Procedures. The Parties will instruct the arbitrator that the prevailing party of any dispute (as determined by the arbitrator) will be awarded the reasonable attorneys' fees, costs and other expenses incurred by the prevailing party in the course of the arbitration of such dispute. The award rendered by the arbitrator will be final and binding on the Parties, and judgment on the award may be entered in any court having jurisdiction thereof if reasonably necessary for enforcement. The Parties agree that, notwithstanding anything to the contrary in such rules, any and all such proceedings will be confidential.

20.
Assignment.    Isis may not assign this Agreement without the prior written consent of the Foundation, except to an entity (a) that acquires all or substantially all of the business of Isis (whether by sale of assets or stock or by merger) and (b) who agrees, in writing, to assume Isis' obligations under this Agreement. Isis hereby agrees that any entity that acquires all or substantially all of the business of Isis (whether by sale of assets or stock or by merger) will (i) acquire Isis' interest in Isis Background Intellectual Property and (ii) agree, in writing, to assume "Isis' obligations under this Agreement. The Foundation may assign this Agreement so long as the assignee expressly assumes in writing the Foundation's obligations in this Agreement.

21.
Press Releases.    Upon execution of this Agreement, the Parties will mutually agree to issue either a joint press release or separate press releases announcing the existence of this Agreement, in any case in a form and substance agreed to in writing by the Parties. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, provided however, that each Party may make disclosures permitted by, and in accordance with, Section 12 of this Agreement. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party will provide the other with an advance copy of any such announcement at least five business days prior to its scheduled release.

22.
Incorporation of Appendices, Supplements and Exhibits; Entire Agreement; Amendment.    The appendices, supplements and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. If anything in any appendix, supplement or exhibit attached to this Agreement or any notice, invoice or other document delivered by a Party under this Agreement conflicts with any terms or conditions set forth in the body of this Agreement, the terms and conditions set forth in the body of this Agreement will control. This Agreement constitutes the entire agreement among the Parties relating to the Project and all prior understandings and agreements relating to the Project are superseded hereby. This Agreement may not be amended except by a document signed by the each of the Parties.

23.
No Waiver.    Any failure of a Party to enforce any provision of this Agreement will not be deemed a waiver of its right to enforce such provision on any subsequent occasion. No waiver of any provision of this Agreement will be valid unless it is in writing and is executed by the Party against whom such waiver is sought to be enforced. A waiver by any of the Parties of any provision of this Agreement will not be construed to be a waiver of any succeeding breach thereof or of any other provision of this Agreement.

24.
Severability.    Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding will have no effect on the remaining provisions of this Agreement, and they will continue in full force and effect.

25.
Interpretation; Headings.    The word "including" will mean "including without limitation". All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Headings used in this Agreement are for convenience of reference only and are not intended to influence the interpretation hereof.

26.
Governing Law.    This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

27.
No Strict Construction.    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any of the Parties by virtue of the authorship of any of the provisions of this Agreement.

28.
Counterparts.    This Agreement may be signed, including by facsimile signature, in two or more counterparts and each such counterpart will constitute an original document and such counterparts, taken together, will constitute the same instrument.

        In witness to the foregoing, the Parties have executed this Research Agreement as of the date first written above.

Foundation:

CHDI, Inc.

By:	/s/ ROBI BLUMENSTEIN Name: Title:

Isis:

Isis Pharmaceuticals, Inc.

By:	/s/ B. LYNNE PARSHALL Name: Title:

Appendix A to Research Agreement

(Project Description)

[***]

Appendix B-1 to Research Agreement

(Subcontracted Research Activities)

[***]

Appendix B-2 to Research Agreement

(Payment Schedule)(1)

[***]

(1)
See also attached corresponding Project Budget.

Schedule 14(b)(ii)(A) to Research Agreement

(Isis Background Intellectual Property Controlled by Isis)

[***]

Schedule 14(b)(ii)(B) to Research Agreement

(Isis Background Intellectual Property Not Controlled by Isis)

[***]

Schedule 14(b)(ii)(C) to Research Agreement

(Third-Party Consents; Third-Party Compensation)

[***]